Exhibit 10.2

PARITY LIEN SECURITY AGREEMENT

by and among

NATHAN’S FAMOUS, INC.

and

THE OTHER ASSIGNORS IDENTIFIED HEREIN

and

U.S. BANK NATIONAL ASSOCIATION,

as COLLATERAL TRUSTEE

________________________________

Dated as of November 1, 2017

TABLE OF CONTENTS

		Page

Article I	SECURITY INTEREST	2
1.1	Grant of Security Interest	2
1.2	Security for Secured Obligations	3

Article II	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	4
2.1	Necessary Filings	4
2.2	No Liens	4
2.3	Other Financing Statements	4
2.4	Location of Inventory and Equipment	5
2.5	Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc	5
2.6	Trade Names; Etc	5
2.7	Certain Significant Transactions	5
2.8	As-Extracted Collateral; Timber-to-be-Cut	5
2.9	Collateral in the Possession of a Bailee	6
2.10	Consents	6
2.11	Recourse	6

Article III	SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL	6
3.1	Additional Representations and Warranties	6
3.2	Maintenance of Records	6
3.3	Direction to Account Debtors; Contracting Parties; etc	7
3.4	Possession of Collateral	7
3.5	Assignors Remain Liable	7
3.6	Letter-of-Credit Rights	8
3.7	Commercial Tort Claims	8
3.8	Chattel Paper	8
3.9	Government Contracts	9
3.10	Control Agreements	9
3.11	Blocked Accounts	9
3.12	Further Actions	10

Article IV	SPECIAL PROVISIONS CONCERNING INTELLECTUAL PROPERTY	10
4.1	Representations and Warranties	10
4.2	Maintenance	12
4.3	Abandonment	12
4.4	Enforceability	12

- i -

4.5	Intellectual Property Security Agreements	13
4.6	Additional Intellectual Property	13
4.7	Duties of Secured Creditors	14
4.8	Confidentiality	14
4.9	Additional Intellectual Property Contracts	15
4.10	Remedies	15

Article V	PROVISIONS CONCERNING ALL COLLATERAL	15
5.1	Protection of Collateral Trustee’s Security	15
5.2	Warehouse Receipts Non-Negotiable	15
5.3	Additional Information	15
5.4	Further Actions	16
5.5	Financing Statements	16
5.6	Transfers and Other Liens	16

Article VI	REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT	17
6.1	Remedies; Obtaining the Collateral Upon Default	17
6.2	Remedies; Disposition of the Collateral	18
6.3	Waiver of Claims	18
6.4	Application of Proceeds	19
6.5	Remedies Cumulative	19
6.6	Discontinuance of Proceedings	19
6.7	Marshaling	19
6.8	Collateral Trustee’s Right to Perform Contracts, Exercise Rights, etc	20

Article VII	INDEMNITY	20
7.1	Indemnity	20
7.2	Indemnity Obligations Secured by Collateral; Survival	21

Article VIII	DEFINITIONS	21

Article IX	MISCELLANEOUS	28
9.1	Notices	28
9.2	Waiver; Amendment	29
9.3	Obligations Absolute	29
9.4	Successors and Assigns	29
9.5	Section Headings	29
9.6	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	29
9.7	Assignors’ Duties	30
9.8	Termination; Release	31
9.9	Counterparts	32
9.10	Severability	32
9.11	Collateral Trustee and the other Secured Creditors	32
9.12	Additional Assignors	32
9.13	Patent, Trademark, Copyright Security Agreements	33
9.14	Collateral Trustee	33

- ii -

9.15	Interpretation	33
9.16	Merger, Amendments; Etc.	33
9.17	Terms Generally	33
9.18	Power of Attorney	34
9.19	Collateral Trust Agreement	35
9.20	Additional Parity Lien Obligations	36
9.21	Incorporation by Reference	36
9.22	Concerning the Collateral Trustee	36

- iii -

Schedules and Exhibits

Schedule 1	Inventory and Equipment Locations
Schedule 2	Legal Name, Type of Organization, Jurisdiction of Organization, Location and Organizational Identification Number
Schedule 3	Trade and Fictitious Names
Schedule 4	Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Parity Lien Security Agreement
Schedule 5	Commercial Tort Claims
Schedule 6	List of Uniform Commercial Code Filing Jurisdictions
Schedule 7	Blocked Account Banks
Schedule 8(a)	Scheduled Intellectual Property
Schedule 8(b)	Intellectual Property Contracts
Schedule 8(c)	Alleged Intellectual Property Infringements
Exhibit A	Form of Trademark Security Agreement
Exhibit B	Form of Patent Security Agreement
Exhibit C	Form of Copyright Security Agreement
Exhibit D	Form of Joinder
Exhibit E	Form of Additional Parity Lien Joinder Agreement
Exhibit F	The Collateral Trustee and Secured Creditor Acknowledgments

- iv -

PARITY LIEN SECURITY AGREEMENT

This PARITY LIEN SECURITY AGREEMENT, dated as of November 1, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by each of the undersigned assignors (each, an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 9.12 hereof, the “Assignors”), in favor of U.S. Bank National Association, a national banking association (“U.S. Bank”), as collateral trustee (in such capacity, together with its successors and assigns, if any, “Collateral Trustee”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article VIII hereof. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Collateral Trust Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Nathan’s Famous, Inc., a Delaware corporation (the “Issuer”), each of Issuer’s Subsidiaries party thereto as Guarantors (such Subsidiaries, together with Issuer, are referred to hereinafter each individually as a “Guarantor” and individually and collectively, jointly and severally, as “Guarantors”), and U.S. Bank National Association, as trustee (in such capacity, “Trustee”) and as Collateral Trustee have entered into the Indenture, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued the 6.625% Senior Secured Notes due 2025 (the “Notes”), all as contemplated therein;

WHEREAS, Collateral Trustee has agreed to act as agent for the benefit of the Secured Creditors in connection with the transactions contemplated by the Indenture, any Additional Parity Lien Agreement and this Agreement; and

WHEREAS, in order to induce the Trustee and the Collateral Trustee to enter into the Indenture and any Additional Parity Lien Agreement, and to induce the Holders or holders of any Additional Parity Lien Obligations to purchase the Notes from the Issuer as provided for in the Indenture or similar Instruments evidencing other Parity Lien Debt under any other Additional Parity Lien Agreement, as applicable, Assignors have agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations;

WHEREAS, following the date hereof, if not prohibited by the Indenture or any Additional Parity Lien Agreement, the Assignors may incur Additional Parity Lien Obligations (including Additional Notes) which are secured equally and ratably with the Assignors’ obligations in respect of the Notes in accordance with Section 9.20 of this Agreement.

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt, sufficiency and adequacy of which are hereby acknowledged, each Assignor hereby agrees with Collateral Trustee for the benefit of the Secured Creditors as follows:

ARTICLE I

SECURITY INTEREST

1.1     Grant of Security Interest. Each Assignor hereby unconditionally grants and pledges to Collateral Trustee, for the benefit of the Secured Creditors, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of the right, title and interest of such Assignor in, to and under all of the following personal property (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case, whether now owned or hereafter acquired by such Assignor and wherever located (the “Collateral”):

(a)     all of such Assignor’s Accounts;

(b)     all of such Assignor’s Chattel Paper;

(c)     all of such Assignor’s Commercial Tort Claims, including those from time to time set forth on Schedule 5 hereto;

(d)     all of such Assignor’s Contracts, together with all Contract Rights arising thereunder;

(e)     all of such Assignor’s Documents;

(f)     all of such Assignor’s Equipment;

(g)     all of such Assignor’s Books;

(h)     all of such Assignor’s Negotiable Collateral;

(i)     all of such Assignor’s General Intangibles;

(j)     all of such Assignor’s Goods;

(k)     all of such Assignor’s Instruments;

(l)     all of such Assignor’s Inventory;

(m)     all of such Assignor’s Software;

(n)     all of such Assignor’s Investment Property;

(o)     all of such Assignor’s Permits;

(p)     all of such Assignor’s Deposit Accounts (or demand, deposit, time, savings or similar accounts);

(q)     all of such Assignor’s Supporting Obligations and letter of credit rights;

(r)     all of such Assignor’s money, Cash Equivalents, or other assets of such Assignor that now or hereafter come into the possession, custody, or control of any Agent (or its agent or designee) or any Secured Creditor; and

(s)     all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Assignor or any Agent from time to time with respect to any of the Investment Property.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include: (i) voting Capital Stock of any Foreign Subsidiary or Foreign Holding Company, in excess of 65% of the outstanding voting Capital Stock of such Foreign Subsidiary or Foreign Holding Company; or (ii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Assignor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or Lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Collateral Trustee’s security interest or Lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Collateral Trustee’s or any Secured Creditor’s continuing security interests in and Liens upon any rights or interests of any Assignor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Capital Stock (including any Accounts or Capital Stock), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Capital Stock); (iii) any United States intent-to-use Trademark application prior to filing of a statement of use pursuant to 15 U.S.C. Section 1051(d) or an amendment to allege use pursuant to 15 U.S.C. Section 1051(c), to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use Trademark application under applicable federal law, provided, and it being agreed, that upon submission to the United States Patent and Trademark Office of a statement of use or an amendment to allege use, such intent-to-use Trademark application shall be considered Collateral; (iv) property (whether real, personal or mixed, tangible or intangible), and proceeds thereof, owned by any Assignor on the date hereof or hereafter acquired that is subject to a Lien securing Indebtedness, Disqualified Stock or Permitted Stock permitted to be incurred or issued pursuant to clause 4.08(b)(4) of the definition of Permitted Debt under the Indenture (unless already agreed), for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness, Disqualified Stock or Preferred Stock) validly prohibits the creation of any other Lien on such property; (v) 51% of the Capital Stock of Nathan’s Famous of Lynbrook, Inc.; (vi) (A) any real estate asset leased by any Assignor and (B) any real estate asset owned by any Assignor; (vii) all tax, payroll, employee benefit, fiduciary and trust accounts; or (viii) all motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction.

1.2     Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Assignors, or any of them, to the Secured Creditors, or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an insolvency or liquidation proceeding involving any Assignor due to the existence of such insolvency or liquidation proceeding.

Article II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor hereby represents, warrants and covenants to Collateral Trustee, for the benefit of the Secured Creditors, which representations and warranties shall be true, correct, and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the Issue Date, and such representations and warranties shall survive the execution and delivery of this Agreement:

2.1     Necessary Filings. This Agreement creates a valid security interest in the Collateral of each Assignor, to the extent a security interest therein can be created under the Code, securing the payment and performance of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken (including, in the case of any Assignor organized in the State of Florida, the payment of all documentary stamps due and payable or to become due and payable pursuant to s.201.22 F.S.) upon the filing of financing statements listing each applicable Assignor, as a debtor, and Collateral Trustee, as secured party, in the jurisdictions listed next to such Assignor’s name on Schedule 6. Upon the making of such filings, Collateral Trustee shall have not less than a Second Priority perfected security interest in the Collateral of each Assignor to the extent such security interest can be perfected by the filing of a financing statement. Upon filing of the Trademark Security Agreement and the Patent Security Agreement with the United States Patent and Trademark Office within three (3) months of execution and delivery of this Agreement, together with an appropriately completed recordation form, and the timely filing of the Copyright Security Agreement with the United States Copyright Office within one (1) month of execution and delivery of this Agreement, and upon filing of appropriate financing statements in the jurisdictions listed on Schedule 6, all action necessary or desirable to protect and perfect the Security Interest in and to each Assignor’s Patents, Trademarks, or Copyrights shall have been taken and such perfected Security Interest shall be enforceable as such as against any and all creditors of and purchasers from any Assignor, to the extent such security interest can be perfected by such filings. All action by any Assignor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

2.2     No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof, such Assignor, will be the owner of such Collateral free and clear from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens as defined in the Indenture or in any Additional Parity Lien Agreement), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Collateral Trustee.

2.3     Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under any applicable law) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under any applicable law) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens (as defined in the Indenture or in any Additional Parity Lien Agreement).

2.4     Location of Inventory and Equipment. All Inventory and Equipment located within the United States and held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by each Assignor (other than Inventory and Equipment in transit) is located at one of the locations shown on Schedule 1 hereto for such Assignor.

2.5     Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, and the organizational identification number (if any) of such Assignor, is listed on Schedule 2 hereto for such Assignor. Such Assignor may change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Schedule 2 hereto; provided that (a) Collateral Trustee shall have received a written notice not less than twenty (20) days prior to the effectiveness of such change, together with a supplement to Schedule 2 which shall correct all information contained therein for such Assignor, and (b) in connection with such change, such Assignor shall have taken all actions as necessary to maintain the security interests of Collateral Trustee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify Collateral Trustee of such organizational identification number and shall take all actions as necessary to maintain the security interest of Collateral Trustee in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.6     Trade Names; Etc. Such Assignor does not have or operate in any jurisdiction under, or in the preceding five years has not had or operated in any jurisdiction under, any trade name, fictitious names or other names except its legal name as specified in Schedule 2 and such other trade or fictitious names as are listed on Schedule 3 hereto for such Assignor.

2.7     Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Schedule 4 hereto. With respect to any transactions so described in Schedule 4 hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including pursuant to Section 9-316(a)(3) of the Code.

2.8     As-Extracted Collateral; Timber-to-be-Cut. On the date hereof, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish Collateral Trustee with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions reasonably necessary or desirable to perfect the security interest of Collateral Trustee therein.

2.9     Collateral in the Possession of a Bailee. If any Assignor’s Inventory or other Goods are at any time in the possession of a bailee, and the fair market value of such Inventory or Goods in the possession of such bailee exceeds $250,000, such Assignor shall promptly notify Collateral Trustee in writing thereof and shall use its commercially reasonable efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to Collateral Trustee, that the bailee holds such Collateral for the benefit of Collateral Trustee and shall act upon the instructions of Collateral Trustee, without the further consent of such Assignor.

2.10     Consents. No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (a) for the grant of a security interest by such Assignor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Assignor, or (b) for the exercise by Collateral Trustee of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally. No Intellectual Property Contract of any Assignor that is necessary to the conduct of such Assignor’s business requires any consent of any other Person in order for such Assignor to grant the security interest granted hereunder in such Assignor’s right, title or interest in or to such Intellectual Property Contract.

2.11     Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Parity Lien Documents and in any certificate delivered in writing in connection herewith or therewith.

Article III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1     Additional Representations and Warranties. As of the time when each of its Accounts arises, each Assignor shall be deemed to have represented and warranted that, to such Assignor’s knowledge, each such Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (a) will represent the genuine, legal, valid and binding obligation of the Account Debtor evidencing indebtedness unpaid and owed by the respective Account Debtor, (b) will evidence true and valid obligations, enforceable in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, moratorium, reorganization, or similar laws relating to or limiting creditors’ rights generally and (c) will be in compliance and will conform in all material respects with all applicable laws.

3.2     Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Accounts and Contracts, including originals or electronic or other copies of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other material dealings therewith, and such Assignor will make the same available on such Assignor’s premises to Collateral Trustee for inspection, at such Assignor’s own cost and expense and otherwise in accordance with the Indenture and each applicable Additional Parity Lien Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of Collateral Trustee, such Assignor shall, at its own cost and expense, deliver to Collateral Trustee or to its representatives copies (and, if the Notes or any other Parity Lien Debt has been accelerated, originals (except where the originals have been delivered to Collateral Trustee’s agent, bailee or designee, including the Priority Lien Representative in accordance with the terms of the Collateral Trust Agreement)) of all tangible evidence of its Accounts and Contract Rights (including all documents evidencing the Accounts and all Contracts) and such books and records (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if Collateral Trustee so directs, such Assignor shall legend, in form and manner reasonably satisfactory to Collateral Trustee, the Accounts and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts, with an appropriate reference to the fact that such Accounts and Contracts have been assigned to Collateral Trustee and that Collateral Trustee has a security interest therein.

3.3     Direction to Account Debtors; Contracting Parties; etc. Subject to the terms of the Collateral Trust Agreement, upon the occurrence and during the continuance of an Event of Default, if Collateral Trustee so directs any Assignor, such Assignor agrees (a) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (b) to notify Account Debtors of any Assignor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Assignor have been assigned to Collateral Trustee, for the benefit of the Secured Creditors, or that Collateral Trustee has a security interest therein, and (c) that Collateral Trustee or Collateral Trustee’s designee may collect the Accounts, General Intangibles and Negotiable Collateral of any Assignor directly, and any collection costs and expenses shall constitute part of such Assignor’s Secured Obligations under the Parity Lien Documents. Without notice to or assent by any Assignor, Collateral Trustee may, upon the occurrence and during the continuance of an Event of Default and subject to the terms and provisions of the Collateral Trust Agreement, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Secured Obligations in the manner provided in Section 6.10 of the Indenture and as provided in any similar provision under any Additional Parity Lien Agreement.

3.4     Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper, in each case, having an aggregate value or face amount of $250,000 or more for all such Negotiable Collateral, Investment Property, or Chattel Paper, the Assignors shall promptly (and in any event within two (2) Business Days after receipt thereof), notify Collateral Trustee in writing thereof, and if and to the extent that perfection or priority of Collateral Trustee’s Security Interest is dependent on or enhanced by possession, the applicable Assignor, promptly (and in any event within five (5) Business Days) shall execute such other documents and instruments as necessary or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to Collateral Trustee (or its agent, bailee or designee, including the Priority Lien Representative in accordance with the terms of the Collateral Trust Agreement), together with such undated powers (or other relevant document of transfer) endorsed in blank as necessary, and shall do such other acts or things necessary or desirable to perfect and protect Collateral Trustee’s Security Interest therein.

3.5     Assignors Remain Liable. Neither Collateral Trustee nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by Collateral Trustee or any other Secured Creditor of any payment relating to such Account or Contract pursuant hereto, nor shall Collateral Trustee or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times. Anything herein to the contrary notwithstanding, (a) each of the Assignors shall remain liable under the contracts and agreements included in the Collateral to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, and (b) the exercise by Collateral Trustee or any Secured Creditor of any of the rights hereunder shall not release any Assignor from any of its duties or obligations under such contracts and agreements included in the Collateral.

3.6     Letter-of-Credit Rights. If the Assignors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $250,000 or more in the aggregate, then the applicable Assignor or Assignors shall promptly (and in any event within two (2) Business Days after becoming a beneficiary), notify Collateral Trustee in writing thereof and, promptly (and in any event within five (5) Business Days), pursuant to an agreement in form and substance reasonably satisfactory to Collateral Trustee, (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Collateral Trustee (or its agent, bailee or designee, including the Priority Lien Representative in accordance with the terms of the Collateral Trust Agreement) of such Letter-of-Credit Rights or (b) arrange for Collateral Trustee (or its agent, bailee or designee, including the Priority Lien Representative in accordance with the terms of the Collateral Trust Agreement) to become the transferee beneficiary of such letter of credit, with Collateral Trustee agreeing, in each case, that the Proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement and the Collateral Trust Agreement.

3.7     Commercial Tort Claims. All Commercial Tort Claims of each Assignor in existence on the date of this Agreement are described in Schedule 5 hereto. If the Assignors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $250,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Assignor or Assignors shall promptly (and in any event within two (2) Business Days of obtaining such Commercial Tort Claim) notify Collateral Trustee in writing upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within two (2) Business Days), amend Schedule 5 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to Collateral Trustee, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things necessary or desirable to give Collateral Trustee a Second Priority, perfected security interest in any such Commercial Tort Claim.

3.8      Chattel Paper.

(a)     Each Assignor shall take all steps reasonably necessary to grant Collateral Trustee control of all Electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such Electronic Chattel Paper equals or exceeds $250,000. Each Assignor will deliver all of its Tangible Chattel Paper to Collateral Trustee (or its agent, bailee or designee, including the Priority Lien Representative in accordance with the terms of the Collateral Trust Agreement).

(b)     If any Assignor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Parity Lien Documents), such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of U.S. Bank National Association, as Collateral Trustee for the benefit of the Secured Creditors”.

3.9      Government Contracts. Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $250,000, if any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Assignors shall promptly (and in any event within two (2) Business Days of the creation thereof) notify Collateral Trustee in writing thereof and, promptly execute any instruments or take any steps reasonably required in order that all moneys due or to become due under such contract or contracts shall be assigned to Collateral Trustee, for the benefit of the Secured Creditors, and shall provide written notice thereof under the Assignment of Claims Act, 31 U.S.C. 3727, or other applicable law.

3.10     Control Agreements.

(a)     Each Assignor shall obtain an authenticated Control Agreement (which may include a Blocked Account Agreement) from each bank maintaining a Deposit Account for such Assignor;

(b)    Each Assignor shall obtain an authenticated Control Agreement from each issuer of uncertificated securities having an aggregate fair market value in excess of $250,000, each securities intermediary, or each commodities intermediary issuing or holding any financial assets or commodities to or for any Assignor; and

(c)     Each Assignor shall obtain an authenticated Control Agreement with respect to all of such Assignor’s Investment Property;

provided, however, that no Assignor shall be required to enter into a Control Agreement with respect to (a) any payroll account so long as such payroll account either (i) is a zero balance account or (ii) does not contain any amounts in excess of payroll due and payable within four (4) Business Days in an aggregate amount not to exceed $5,000,000, (b) accounts funded solely to pay sales and use tax, and any such funds are so used within two (2) Business Days and (c) any accounts that do not have an average daily balance for the immediately preceding 30-day period in excess of $100,000 individually or $1,500,000 in the aggregate for all accounts, as of or after the Issue Date. Notwithstanding the foregoing, each Assignor is not required to deliver any Control Agreements pursuant to this Section 3.10 from Citibank, N.A., Capital One Bank, Mutual Securities, Inc. and U.S. Trust Bank of America Private Wealth Management until, in each case, the date that is 60 days following the date of this Agreement (or such later date as determined by the Priority Lien Representative in its sole discretion).

3.11     Blocked Accounts.

(a)     Each Assignor shall (i) establish and maintain cash management services of a type and on terms as are commercially reasonable at one or more of the Blocked Account Banks listed on Schedule 7 (it being understood and agreed that cash management services as of the Issue Date are satisfactory to Collateral Trustee), and shall take reasonable steps to ensure that all of its and its Subsidiaries’ Account Debtors forward payment of the amounts owed by them directly to such Blocked Account Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to an Assignor) into a bank account of such Assignor (each, a “Blocked Account”) at one of the Blocked Account Banks.

(b)     Each Assignor shall establish and maintain Blocked Account Agreements with Collateral Trustee and the applicable Blocked Account Bank, in form and substance reasonably acceptable to Collateral Trustee. Each such Blocked Account Agreement shall provide, among other things, and in each case in accordance with the terms and provisions of the Collateral Trust Agreement, that (i) the Blocked Account Bank will comply with any instructions originated by Collateral Trustee directing the disposition of the funds in such Blocked Account without further consent by the applicable Assignor, (ii) the Blocked Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Blocked Account other than for payment of its service fees and other charges directly related to the administration of such Blocked Account and for returned checks or other items of payment, and (iii) upon the instruction of Collateral Trustee (an “Activation Instruction”), the Blocked Account Bank will forward by daily sweep all amounts in the applicable Blocked Account to the Trustee’s Account. Collateral Trustee agrees not to issue an Activation Instruction with respect to the Blocked Accounts unless an Event of Default has occurred and is continuing at the time such Activation Instruction is issued and such instruction is otherwise in accordance with the terms and provisions of the Collateral Trust Agreement.

(c)     So long as no Default or Event of Default has occurred and is continuing, Issuer may amend Schedule 7 to add or replace a Blocked Account Bank or Blocked Account; provided, however, that prior to the time of the opening of such Blocked Account, the applicable Assignor and such prospective Blocked Account Bank shall have executed and delivered to Collateral Trustee a Blocked Account Agreement.

3.12     Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Trustee from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps (including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, 31 U.S.C. 3727) relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Trustee may reasonably request in order to fully effect the purposes of this Agreement.

Article IV

SPECIAL PROVISIONS CONCERNING INTELLECTUAL PROPERTY

4.1      Representations and Warranties. Each Assignor hereby represents and warrants to Collateral Trustee, for the benefit of the Secured Creditors, which representations and warranties shall be true, correct, and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the Issue Date and such representations and warranties shall survive the execution and delivery of this Agreement:

(a)     Each Assignor owns, or is licensed, or otherwise possesses legally enforceable rights, to use, sell or license, as applicable, all Material Intellectual Property. Schedule 8(a) sets forth a true, complete and correct list of all Registered Intellectual Property and domain names owned or used by the Assignors and their Subsidiaries (collectively, the “Scheduled Intellectual Property”). Each Assignor has licenses for all Commercial Software used in its business and no Assignor has any obligation to pay fees, royalties and other amounts at any time pursuant to any such license other than in the ordinary course of such Assignor’s business. Each of the domain names listed on Schedule 8(a) is registered with the registrar listed opposite such domain name on Schedule 8(a) and such registration has been fully paid as of the date of closing.

(b)     Schedule 8(b) sets forth a complete list of all material Intellectual Property Contracts (excluding Commercial Software and licenses under which any Assignor licenses its products to its customers in the ordinary course of its business). The applicable Assignor has delivered to Collateral Trustee correct and complete copies of all such licenses, sublicenses and agreements (as amended to date). No Assignor is in violation of any such license, sublicense or agreement, which violation could reasonably be expected to have a Material Adverse Effect.

(c)     Each Assignor is the sole and exclusive owner of the Registered Intellectual Property (free and clear of any Liens except for Permitted Liens), and, subject to the terms and conditions of the Intellectual Property Contracts, has sole and exclusive rights to the use and distribution therefor or the material covered thereby in connection with the services or products in respect of which such Scheduled Intellectual Property are currently being used, sold, licensed or distributed.

(d)     Intentionally omitted.

(e)     To the Assignors’ knowledge, the Assignors do not now and have not in the past five (5) years infringed or otherwise violated the Intellectual Property rights of any third party, except as set out in Schedule 8(c). To the Assignors’ knowledge, no Person is violating any Intellectual Property in any material respect.

(f)     The Scheduled Intellectual Property is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Assignors’ use thereof or their rights thereto and is subsisting and is, to the knowledge of the Assignors, valid and enforceable, except that Assignors make no representation or warranty as to the validity or enforceability of any trademark in a particular jurisdiction to the extent such trademark is not in continuous use for some or all of the goods and services for which it is registered, and (i) such goods and services are not being sold or provided under such trademark in such jurisdiction, and (ii) no current intent to sell or provide such goods and services under such mark exists. There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted or threatened against any Assignor concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property. To the Assignors’ knowledge, no valid basis for any such litigation, opposition, cancellation, proceeding, objection or claim exists, except that any trademark not in use for some or all of the goods and services for which it is registered may be subject to challenge as being unenforceable and/or invalid in a jurisdiction in which such trademark is registered but not in continuous use.

(g)     The Registered Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or any other relevant Governmental Authority, and such registrations, issuances and applications remain in full force and effect, and are current and unexpired. The Assignors have properly executed and recorded all documents necessary to perfect their title to all Registered Intellectual Property, and have filed all documents and paid all taxes, fees, and other financial obligations required to maintain in force and effect all such items as they have come due.

(h)     Each Assignor has taken reasonable measures in accordance with industry standards to protect the confidentiality and value of all Trade Secrets constituting Material Intellectual Property that are owned, used or held by the Assignors, and to the Assignors’ knowledge, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached.

(i)     The IT Assets operate and perform in all material respects in accordance with the purpose for which they were acquired, and have not materially malfunctioned or failed within the past three (3) years. To the Assignors’ knowledge, no person has gained unauthorized access to the IT Assets. The Assignors have implemented reasonable backup and disaster recovery technology consistent with industry practices.

(j)     All employees and contractors of each Assignor who were involved in the creation or development of any Material Intellectual Property for such Assignor have signed agreements containing assignment of Intellectual Property rights to such Assignor and obligations of confidentiality.

4.2      Maintenance.

(a)     In the event that any Assignor becomes aware that any of its Material Intellectual Property is being infringed, misappropriated, diluted or otherwise violated by a third party in any manner in a jurisdiction where Assignor is using the mark, such Assignor shall promptly notify Collateral Trustee in writing.

(b)     Each Assignor shall have the duty, with respect to Material Intellectual Property, to protect and diligently enforce and defend at such Assignor’s expense its Material Intellectual Property, including to (i) sue for infringement, misappropriation, or dilution and file for opposition, interference, and cancellation against conflicting Material Intellectual Property rights of any Person as such Assignor deems appropriate under the circumstances using its reasonable business judgment, (ii) prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement as such Assignor deems appropriate under the circumstances using its reasonable business judgment, (iii) prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (iv) require all employees, consultants, and contractors of each Assignor who were involved in the creation or development of such Material Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality.

(c)     With respect to its Material Intellectual Property, such Assignor agrees to preserve and maintain, at its expense, such Material Intellectual Property in full force and effect, including, to the extent that Assignor deems appropriate to do so under the circumstances using its reasonable business judgment, the payment of required fees and taxes, the filing of applications for renewal or extension, affidavits of use, and affidavits of incontestability, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. Each Assignor shall take reasonable and appropriate steps to preserve and protect each item of the foregoing Material Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, materially consistent with the quality of the products and services as of the date hereof, and ensuring that all licensed users of any of the Trademarks use such consistent standards of quality.

(d)     Each Assignor hereby agrees to take the steps described in this Section 4.2 with respect to all new or acquired Material Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in the conduct of such Assignor’s business.

4.3      Abandonment. Each Assignor further agrees not to abandon any Material Intellectual Property or material Intellectual Property Contract related thereto.

4.4      Enforceability. Each Assignor agrees to notify Collateral Trustee promptly in writing of becoming aware (a) that any item of its Material Intellectual Property may have become abandoned, placed in the public domain, invalid or unenforceable, or (b) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court but excluding non-final determinations of examiners in the United States Patent and Trademark Office or the United States Copyright Office) regarding any item of Material Intellectual Property. No Assignor shall do or permit any act or knowingly omit to do any act whereby any of its Material Intellectual Property may lapse or become invalid or unenforceable or placed in the public domain.

4.5      Intellectual Property Security Agreements. With respect to its Intellectual Property, each Assignor agrees to execute or otherwise authenticate agreements, in substantially the form set forth in Exhibits A through C hereto, as applicable, or otherwise in form and substance satisfactory to Collateral Trustee (each, an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder in such Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and any other United States Governmental Authority necessary to perfect the security interest granted hereunder in such U.S. Intellectual Property.

4.6      Additional Intellectual Property.

(a)     In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Assignor shall execute and deliver to Collateral Trustee one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Collateral Trustee’s Lien on such Assignor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Assignor relating thereto or represented thereby.

(b)     Each Assignor agrees that should it obtain an ownership interest in any item of Intellectual Property that is not on the date hereof a part of the Collateral, or file an application for the registration of any Intellectual Property with the United States Copyright Office, the United States Patent and Trademark Office (except an intent-to-use trademark or service mark application that would otherwise be excluded from the Collateral) or any other relevant Governmental Authority, or should it file a statement of use or amendment to allege use with respect to an intent-to-use trademark or service mark application of such Assignor, (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such Intellectual Property shall automatically become part of the Collateral subject to the terms and conditions of this Agreement.

(c)     On each date of the delivery of financial statements pursuant to Section 4.03(a)(1) and (2) of the Indenture, or as required by any other Additional Parity Lien Agreement, each Assignor shall provide Collateral Trustee with a written report of (i) all Patents and Trademarks that are registered or the subject of pending applications for registrations, and of all Intellectual Property Contracts that are material to the conduct of such Assignor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Assignor during the period to which such financial statements relate, and (ii) all intent-to-use Trademark applications for which any statement of use or amendment to allege use were filed by any Assignor during the period to which such financial statements relate. In the case of such registrations and applications therefor, each such Assignor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Assignor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Assignor shall promptly cause to be prepared, executed, and delivered to Collateral Trustee supplemental schedules hereto and to the applicable Parity Lien Documents to identify such Patent and Trademark registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and material Intellectual Property Contracts as being subject to the security interests created thereunder, and, subject to, and without limiting the generality of, Section 7.3 of the Collateral Trust Agreement, with respect to such U.S. Patent and U.S. Trademark registrations and applications therefor, shall execute and deliver one or more Patent Security Agreements and/or Trademark Security Agreements to record such security interests with the United States Patent and Trademark Office.

(d)     Each Assignor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with the conduct of such Assignor’s business unless in the reasonable business judgment of such Assignor, registration of such Copyright would not be reasonably prudent or commercially reasonable in the operation of such Assignor’s business as then-currently conducted. Any expenses incurred in connection with the foregoing shall be borne by the Assignors. Anything to the contrary in this Agreement notwithstanding, in no event shall any Assignor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in another country without giving Collateral Trustee written notice thereof at least ten (10) Business Days prior to such filing and complying with Section 4.6(a). Upon receipt from the United States Copyright Office of notice of registration of any Copyright, each Assignor shall promptly (but in no event later than ten (10) Business Days following such receipt) (i) notify (but without duplication of any notice required by this Section 4.6(d)) Collateral Trustee of such registration by causing to be prepared, executed, and delivered to Collateral Trustee supplemental schedules hereto and to the applicable Parity Lien Documents to identify such Copyright registrations as being subject to the security interests created thereunder, and (ii) execute and deliver one or more Copyright Security Agreements to record such security interests with the United States Copyright Office. If any Assignor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Assignor shall promptly (but in no event later than ten (10) Business Days following such acquisition) (i) notify Collateral Trustee in writing of such acquisition and cause to be prepared, executed, and delivered to Collateral Trustee supplemental schedules hereto and to the applicable Parity Lien Documents to identify such Copyright registrations as being subject to the security interests created thereunder, and (ii) execute and deliver one or more Copyright Security Agreements to record such security interests with the United States Copyright Office. In the case of such Copyright registrations or applications therefor which were acquired by any Assignor, each such Assignor shall promptly (but in no event later than ten (10) Business Days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Assignor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights.

4.7      Duties of Secured Creditors. Assignors acknowledge and agree that the Secured Creditors shall have no duties with respect to any Intellectual Property or Intellectual Property Contracts of any Assignor. Without limiting the generality of this Section 4.7, Assignors acknowledge and agree that no Secured Creditor shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Contracts against any other Person, but any Secured Creditor may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Issuer.

4.8      Confidentiality. Each Assignor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, Material Intellectual Property that is a Trade Secret, including, as applicable (a) protecting the secrecy and confidentiality of its Trade Secrets constituting Material Intellectual Property by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (b) taking actions reasonably necessary to ensure that no such Trade Secret falls into the public domain; and (c) protecting the secrecy and confidentiality of the source code of all material software programs and applications, if any, of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sub-licensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions.

4.9      Additional Intellectual Property Contracts. No Assignor shall enter into any material Intellectual Property Contract to receive any license or rights in any Intellectual Property of any other Person unless such Assignor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property Contract (and all rights of Assignor thereunder) to the Collateral Trustee (and any transferees thereof).

4.10     Remedies. If an Event of Default shall occur and be continuing and subject to Article VI and the Collateral Trust Agreement, Collateral Trustee (or its designee) may, at the direction of the Required Secured Creditors, take any or all of the following actions for the duration of such Event of Default and subject to any then-existing third party rights: (a) declare the entire right, title and interest of such Assignor in and to all Intellectual Property, vested in Collateral Trustee for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in Collateral Trustee for the benefit of the Secured Creditors, and Collateral Trustee shall be entitled to exercise the power of attorney referred to in Section 9.18 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable Governmental Authority; (b) take and use, practice under or sell the Intellectual Property and the right to carry on the business and use the assets of such Assignor in connection with which the Intellectual Property has been used; and (c) direct such Assignor to refrain, in which event such Assignor shall refrain, from using or practicing under the Intellectual Property in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that Collateral Trustee may reasonably request to further confirm this and to transfer ownership of the Intellectual Property to Collateral Trustee.

Article V

PROVISIONS CONCERNING ALL COLLATERAL

5.1      Protection of Collateral Trustee’s Security. Except to the extent not otherwise prohibited by the Parity Lien Documents, each Assignor will do nothing to impair the rights of Collateral Trustee in the Collateral. Each Assignor will at all times cause to be maintained insurance, at such Assignor’s own expense or the expense of Issuer to the extent and in the manner provided in the Parity Lien Documents. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Parity Lien Documents, Collateral Trustee shall, at the time any Proceeds of such insurance are distributed to the Secured Creditors, apply such Proceeds, subject to the Collateral Trust Agreement, in accordance with Section 6.10 of the Indenture and any similar section under any Additional Parity Lien Agreement, if any. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

5.2      Warehouse Receipts Non-Negotiable. To the extent practicable, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Code as in effect in any relevant jurisdiction or under other relevant law).

5.3      Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of Collateral Trustee, promptly furnish to Collateral Trustee such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been reasonably requested by Collateral Trustee in writing, the value and location of such Collateral, etc.) as may be requested by Collateral Trustee. Without limiting the foregoing, each Assignor agrees that it shall promptly furnish to Collateral Trustee such updated Schedules hereto as necessary to reflect the change in Collateral.

5.4      Further Actions. Each Assignor will, at its own expense and upon the reasonable request of Collateral Trustee, make, execute, endorse, acknowledge, file and/or deliver to Collateral Trustee from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which Collateral Trustee reasonably requests to perfect, preserve, protect or enforce its security interest in the Collateral or to enable Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

5.5      Financing Statements. Each Assignor agrees to deliver to Collateral Trustee such financing statements (including financing statements covering “all assets” or “all personal property” of the Assignor to be filed with the Secretary of State of the State of such Assignor’s organization), in form and substance reasonably acceptable to Collateral Trustee, as Collateral Trustee may from time to time reasonably request to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes, but does not obligate, Collateral Trustee at any time and from time to time to file, transmit, or communicate, as applicable, any such financing statements and amendments without the signature of such Assignor where permitted by law (a) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (b) describing the Collateral as being of equal or lesser scope or with greater detail, or (c) that contain any information required by part 5 of Article 9 of the Code for the sufficiency of filing office acceptance. Each Assignor also hereby ratifies any and all financing statements or amendments previously filed by Collateral Trustee in any jurisdiction with respect to the Collateral of the Assignors. Each Assignor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Collateral Trustee, subject to such Assignor’s rights under Section 9-509(d)(2) of the Code.

5.6      Transfers and Other Liens. Assignors shall not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Indenture or by any applicable Additional Parity Lien Agreement, or (b) create or permit to exist any Lien upon or with respect to any of the Collateral of any Assignor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Collateral Trustee’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Parity Lien Documents.

Article VI

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

6.1      Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, upon the occurrence and continuance of an Event of Default, Collateral Trustee, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement and any other Parity Lien Document, shall have all rights as a secured creditor under the Code, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including without limitation, the following (in each case subject to the terms of the Collateral Trust Agreement):

(a)     Collateral Trustee without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Assignor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Assignors to, and each Assignor hereby agrees that it will at its own expense and upon request of Collateral Trustee forthwith, assemble all or part of the Collateral as directed by Collateral Trustee and make it available to Collateral Trustee at one or more locations where such Assignor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Trustee’s offices or elsewhere, for cash, on credit, and upon such other terms as Collateral Trustee may deem commercially reasonable. Each Assignor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the applicable Assignor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Assignor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code. Each Assignor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and an Assignor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

(b)     Collateral Trustee may instruct the obligor or obligors on any agreement, instrument or other obligation (including the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to Collateral Trustee and may exercise any and all remedies of such Assignor in respect of such Collateral.

(c)     Each Assignor hereby grants to Collateral Trustee a license or other right to use, license and sublicense without liability for royalties or any other charge, all such Assignor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Assignor or with respect to which any Assignor has rights under license, sublicense, or other agreements (including any Intellectual Property Contract), as it pertains to the Collateral and to exercise any other rights and remedies under this Article VI, in preparing for sale, advertising for sale and selling any Collateral, and each Assignor’s rights under all licenses and all franchise agreements shall inure to the benefit of Collateral Trustee.

(d)     Any cash held by Collateral Trustee as Collateral and all cash proceeds received by Collateral Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Collateral Trust Agreement.

(e)     Collateral Trustee may, in addition to other rights and remedies provided for herein, in the other Parity Lien Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Assignor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Assignor’s Deposit Accounts, including any Blocked Accounts, in which Collateral Trustee’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Assignor to pay the balance of such Deposit Account to or for the benefit of Collateral Trustee, and (ii) with respect to any Assignor’s Securities Accounts in which Collateral Trustee’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Assignor to (A) transfer any cash in such Securities Account to or for the benefit of Collateral Trustee, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Collateral Trustee.

(f)     Collateral Trustee may take any other action as specified in clauses (a) through (e), inclusive, of Section 9-607 of the Code.

Each Assignor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing, Collateral Trustee shall have the right to an immediate writ of possession without notice of a hearing. Collateral Trustee shall have the right to the appointment of a receiver for the properties and assets of each Assignor, and each Assignor hereby consents to such rights and such appointment and hereby waives any objection such Assignor may have thereto or the right to have a bond or other security posted by Collateral Trustee.

6.2      Remedies; Disposition of the Collateral. To the extent permitted by any such Requirements of Law, Collateral Trustee may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Secured Obligations against the purchase price) of the Collateral or any item thereof offered for disposition in accordance with this Section 6.2 without accountability to any Assignor. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

6.3      Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH COLLATERAL TRUSTEE’S TAKING POSSESSION OR COLLATERAL TRUSTEE’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(a)     all damages occasioned by such taking of possession or any such disposition except any damages which are the result of Collateral Trustee’s gross negligence or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction);

(b)     all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Collateral Trustee’s rights hereunder; and

(c)     all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

To the fullest extent permitted by applicable law, any sale of, or the grant of options to purchase, or any other realization upon, any Collateral in accordance with the terms hereof shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

6.4     Application of Proceeds. All moneys collected by Collateral Trustee upon any sale or other disposition of the Collateral, together with all other moneys received by Collateral Trustee under any Parity Lien Document, shall be applied in accordance with the terms of the Collateral Trust Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Assignor shall remain jointly and severally liable for any such deficiency.

6.5     Remedies Cumulative. Each and every right, power and remedy hereby specifically given to Collateral Trustee or any of the other Secured Creditors shall be in addition to every other right, power and remedy specifically given to Collateral Trustee or any of the other Secured Creditors under this Agreement or the other Parity Lien Documents now or hereafter existing at law, in equity, by statute or otherwise and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Collateral Trustee. All such rights, powers and remedies shall be cumulative and concurrent and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of Collateral Trustee in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of Collateral Trustee to any other or further action in any circumstances without notice or demand. In the event that Collateral Trustee shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit Collateral Trustee may recover, to the fullest extent permitted by applicable law, reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

6.6     Discontinuance of Proceedings. In case Collateral Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Trustee, then and in every such case the relevant Assignor, Collateral Trustee and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of Collateral Trustee shall continue as if no such proceeding had been instituted.

6.7     Marshaling. Collateral Trustee shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Assignor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Collateral Trustee’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Assignor hereby irrevocably waives the benefits of all such laws.

6.8      Collateral Trustee’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default (but subject to the terms of the Collateral Trust Agreement), Collateral Trustee (or its designee) may proceed to perform any and all of the obligations of any Assignor contained in any contract, lease, or other agreement and exercise any and all rights of any Assignor therein contained as fully as such Assignor itself could.

Article VII

INDEMNITY

7.1      Indemnity. Each Assignor jointly and severally agrees to indemnify, reimburse and hold Collateral Trustee, each other Secured Creditor and their respective successors, assigns, directors, employees, affiliates and agents (hereinafter in this Section 7.1 referred to individually as “Indemnitee” and, collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 7.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to, arising out of or connected with (i) this Agreement, (ii) any other document executed in accordance with the terms hereof, (iii) the administration of this Agreement and the other documents executed in accordance with the terms hereof, (iv) the exercise or enforcement of any of the terms of, or the preservation of any rights under any thereof, (v) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Parity Lien Documents, or (vi) the failure by any Assignor to perform or observe any of the provisions hereof; provided that no Indemnitee shall be indemnified pursuant to this Section 7.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Indemnitee agrees to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge; provided that no delay by an Indemnitee in providing any such notification to an Assignor shall limit the indemnification obligation hereunder, except to the extent the relevant indemnified obligation to such Indemnitee has increased as a result of such delay.

(b)     Without limiting the application of Section 7.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse Collateral Trustee for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of Collateral Trustee’s Liens on, and security interest in, the Collateral, including all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral incurred under Section 10.08 of the Indenture and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and Collateral Trustee’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c)     Without limiting the application of Section 7.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Parity Lien Document or in any certificate delivered in compliance with this Agreement or any other Parity Lien Document.

(d)     If and to the extent that the obligations of any Assignor under this Section 7.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

7.2      Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VII shall continue in full force and effect and survive the termination of the Parity Lien Documents and the repayment of the Secured Obligations.

Article VIII

DEFINITIONS

The following terms shall have the meanings herein specified. Except as otherwise defined herein, all capitalized terms used herein and defined in the Collateral Trust Agreement shall be used herein as therein defined. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Collateral Trust Agreement; provided, however, that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

“Account” means an “account” (as that term is defined in Article 9 of the Code), and in any event shall include all rights to payment of any monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, (e) for energy provided or to be provided, (f) for the use or hire of a vessel under a charter or other contract, (g) arising out of the use of a credit or charge card or information contained on or for use with the card, or (h) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Account Debtor” means an account debtor (as that term is defined in the Code).

“Activation Instruction” has the meaning provided in Section 3.11(b).

“Additional Notes” shall have the meaning provided in the Indenture.

“Additional Parity Lien Agent” shall mean the person appointed to act as trustee, agent or representative for any holder of Additional Parity Lien Obligations pursuant to any Additional Parity Lien Agreement and designated as “Additional Parity Lien Agent” for such holder in an Additional Parity Lien Joinder Agreement delivered to the Collateral Trustee pursuant to Section 9.20, together with its successors and assigns in such capacity.

“Additional Parity Lien Agreement” shall mean an indenture, credit agreement or other agreement under which any Additional Parity Lien Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Additional Parity Lien Obligations, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Additional Parity Lien Joinder Agreement” shall mean an agreement substantially in the form of Exhibit E.

“Additional Parity Lien Obligations” shall mean Parity Lien Obligations (as defined in the Collateral Trust Agreement) other than the Obligations under the Notes or Additional Notes.

“Agents” means, collectively, the Collateral Trustee, the Trustee and any Additional Parity Lien Agent.

“Agreement” means this Parity Lien Security Agreement, together with all Exhibits and Schedules hereto, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Code.

“Assignor” has the meaning provided in the first paragraph of this Agreement.

“Blocked Account” has the meaning provided in Section 3.11(a).

“Blocked Account Agreement” means an agreement, in form and substance reasonably satisfactory to Collateral Trustee, among a Blocked Account Bank, one or more Assignors, Collateral Trustee and Priority Lien Representative, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Blocked Account Banks” means such banks or financial institutions selected by Issuer and reasonably acceptable to Collateral Trustee.

“Books” means books and records (including each Assignor’s Records indicating, summarizing, or evidencing such Assignor’s assets (including the Collateral) or liabilities, each Assignor’s Records relating to such Assignor’s business operations or financial condition, and each Assignor’s goods or General Intangibles related to such information).

“Cash Collateral Account” means a deposit account in the name of Collateral Trustee (or its agent, bailee or designee, including the Priority Lien Representative in accordance with the terms of the Collateral Trust Agreement) at a bank or financial institutional selected by Collateral Trustee and approved by Issuer.

“Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.

“Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Collateral Trustee’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“Collateral” has the meaning provided in Section 1.1.

“Collateral Trustee” has the meaning provided in the first paragraph of this Agreement.

“Commercial Software” means commercially available, software programs generally available to the public which have been licensed to an Assignor or a Subsidiary of an Assignor pursuant to end-user licenses.

“Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 5.

“Contract Rights” means all rights of any Assignor under each Contract, including (a) any and all rights to receive and demand payments under any or all Contracts, (b) any and all rights to receive and compel performance under any or all Contracts and (c) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” means all contracts between any Assignor and one or more additional parties (including any partnership agreements, joint venture agreements and limited liability company agreements).

“Control Agreement” means, with respect to a Securities Account or a Deposit Account, an agreement, in form and substance reasonably satisfactory to Collateral Trustee, which effectively gives “control” (as defined in the Code) to Collateral Trustee, for the benefit of the Secured Creditors, in such Securities Account and all investment property contained therein or Deposit Account and all funds contained therein, as the case may be.

“Copyright Security Agreement” means each Parity Lien Copyright Security Agreement executed and delivered by Assignors, or any of them, and Collateral Trustee, in substantially the form of Exhibit C.

“Copyrights” means, with respect to any Person, any and all rights in any works of authorship, including (a) all copyrights and moral rights, (b) all copyright registrations and recordings thereof and all applications in connection therewith, (c) all restorations, renewals and extensions thereof and amendments thereto, (d) all income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, and future infringements and other violations thereof, (e) the right to sue or otherwise recover for past, present, and future infringements and other violations thereof, and (f) all of such Person’s rights corresponding thereto throughout the world.

“Deposit Account” means a “deposit account” as that term is defined in the Code.

“Discharge of Priority Lien Obligations” has the meaning provided in the Collateral Trust Agreement.

“Electronic Chattel Paper” means electronic chattel paper (as that term is defined in the Code).

“Equipment” means, with respect to any Person, all of such Person’s now owned or hereafter acquired right, title, and interest with respect to equipment (including, without limitation, “equipment” as such term is defined in Article 9 of the Code), machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“Event of Default” shall mean an “Event of Default” under and as defined in the Indenture or any Additional Parity Lien Agreement.

“Fixtures” means fixtures (as that term is defined in the Code).

“General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of any such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Contracts, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Contracts, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Goods” means goods (as that term is defined in the Code).

“Governing Documents” means, (a) with respect to any corporation, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation, (ii) the by-laws (or the equivalent governing documents) of the corporation and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation’s capital stock; (b) with respect to any general partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership and (ii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; (c) with respect to any limited partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership, (ii) a certificate of limited partnership (or the equivalent organizational documents) and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; (d) with respect to any limited liability company, (i) the certificate of limited liability (or equivalent filings) of such limited liability company, (ii) the operating agreement (or the equivalent organizational documents) of such limited liability company, and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of such company’s membership interests; and (e) with respect to any unlimited liability company, (i) the certificate of incorporation (or the equivalent organizational documents) of such unlimited liability company, (ii) the memorandum and articles of association (or the equivalent governing documents) of such unlimited liability company and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such unlimited liability company’s Capital Stock.

“Governmental Authority” means any nation or government, any federal, state, provincial, city, town, municipal, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency, court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Health-Care-Insurance Receivable” means health-care-insurance receivable (as that term is defined in the Code).

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Indemnitee” has the meaning provided in Section 7.1(a).

“Indenture” has the meaning provided in the recitals of this Agreement.

“Instrument” means instrument (as that term is defined in the Code).

“Intellectual Property” means, with respect to any Person, any and all intellectual property rights of any kind, including Patents, Copyrights, Trademarks, Trade Secrets, algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, and (a) all income, license fees, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, and future infringements, misappropriations, dilutions and other violations thereof, (b) the right to sue or otherwise recover for any past, present or future infringements, misappropriations, dilutions and other violations thereof, and (c) all of such Person’s rights corresponding thereto throughout the world.

“Intellectual Property Contracts” means all agreements concerning Intellectual Property to which any of the Assignors or any of their Subsidiaries is a party including, without limitation, agreements granting any Assignor or any of its Subsidiaries rights to use Intellectual Property, franchise agreements, non-assertion agreements, settlement agreements, agreements granting rights to use Scheduled Intellectual Property, trademark coexistence agreements and trademark consent agreements.

“Intellectual Property Security Agreement” has the meaning provided in Section 4.5.

“Inventory” means all Assignors’ and their Subsidiaries’ now owned or hereafter acquired right, title, and interest with respect to inventory (as defined in the Code), including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by an Assignor or any of its Subsidiaries as lessor, goods that are furnished by an Assignor or any of its Subsidiaries under a contract of service, and raw materials, work in process, or materials used or consumed in an Assignor’s or any of its Subsidiaries’ business.

“Investment Property” means investment property (as that term is defined in the Code).

“Issue Date” has the meaning provided in the Indenture.

“Issuer” has the meaning provided in the recitals to this Agreement.

“IT Assets” means the Assignors’ and their Subsidiaries’ computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

“Letter-of-Credit Rights” means letter-of-credit rights (as that term is defined in the Code).

“Location” of any Assignor, means such Assignor’s location as determined pursuant to Section 9-307 of the Code.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), operations, performance, business or properties of the Assignors, taken as a whole, (b) the rights and remedies of the Holders, holders of any Additional Parity Lien Obligations or Collateral Trustee under the Parity Lien Documents, (c) the ability of Issuer to repay the Obligations or the ability of any other Assignor to perform its respective obligations under the Parity Lien Documents, (d) the legality, validity or enforceability of any Parity Lien Document, or (e) the validity, enforceability or priority of the Liens granted to Collateral Trustee for its benefit and the ratable benefit of the Secured Creditors pursuant to the Security Documents, except to the extent any failure to be perfected arises as a result of Collateral Trustee failing to file continuation statements under the Code or inadvertently filing termination statements under the Code.

“Material Intellectual Property” means any Intellectual Property that is material to the business of any Assignor.

“Negotiable Collateral” means Letter-of-Credit Rights, Instruments, letters of credit, promissory notes, drafts and documents (as each such term is defined in the Code).

“Note Documents” means the “Note Documents” as defined in the Indenture.

“Notes” has the meaning provided in the recitals to this Agreement.

“Patent Security Agreement” means each Parity Lien Patent Security Agreement executed and delivered by Assignors, or any of them, and Collateral Trustee, in substantially the form of Exhibit B.

“Patents” means, with respect to any Person, inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including (a) all continuations, divisionals, continuations-in-part, re-examinations, extensions, reissues, renewal applications, and renewals thereof and improvements thereon, (b) all income, license fees, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, and future infringements and other violations thereof, (c) the right to sue or otherwise recover for past, present, and future infringements and other violations thereof, and (d) all of such Person’s rights corresponding thereto throughout the world.

“Permits” means all permits, licenses, authorizations, approvals, entitlements and accreditations.

“Permitted Liens” has the meaning provided in the Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Priority Lien Documents” has the meaning provided in the Collateral Trust Agreement.

“Priority Lien Representative” has the meaning provided in the Collateral Trust Agreement.

“Proceeds” has the meaning provided in Section 1.1(s).

“Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Registered Intellectual Property” means all Intellectual Property that has been registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or other Governmental Authority.

“Registered Organization” has the meaning provided in the Code.

“Required Secured Creditors” shall mean the holders of a majority in aggregate outstanding or committed principal amount of (i) the Notes, including Additional Notes and (ii) any Indebtedness constituting Additional Parity Lien Obligations, voting as a single class, in each case, excluding any Notes including Additional Notes or Additional Parity Lien Obligations that are required to be disregarded for voting purposes under the Indenture or the applicable Additional Parity Lien Agreement.

“Requirements of Law” means, as to any Person, the charter and by-laws or other organizational or Governing Documents of such Person, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, orders, guidelines, ordinance, rule, regulation, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case, that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Exchange Act, Regulations T, U and X of the Board of the Federal Reserve System or any successor, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1983, as amended, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation.

“Scheduled Intellectual Property” has the meaning provided in Section 4.1(a).

“Second Priority” means that the Security Interest is prior to all Liens other than the Liens granted to Priority Lien Representative and other Permitted Liens.

“Secured Creditors” means each Agent, each Holder (as defined in the Indenture), each Additional Parity Lien Agent, the holders of any Additional Parity Lien Obligations, or any one or more of them.

“Secured Obligations” means and includes, as to any Assignor, all Parity Lien Debt and all other Obligations in respect thereof, provided that obligations in respect of Additional Parity Lien Obligations shall not constitute “Secured Obligations” unless the Additional Parity Lien Agent for the holders of such Additional Parity Lien Obligations shall have executed an Additional Parity Lien Joinder Agreement in the form of Exhibit E hereto and shall have joined the Collateral Trust Agreement in accordance with the terms thereof.

“Securities Account” has the meaning ascribed to such term in Section 8-501(a) of the Code.

“Security Documents” means the Parity Lien Security Documents as defined in the Collateral Trust Agreement.

“Security Interest” has the meaning provided therefor in Section 1.1.

“Software” means software (as that term is defined in the Code).

“Supporting Obligations” means any supporting obligation (as that term is defined in the Code), now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Tangible Chattel Paper” means tangible chattel paper (as that term is defined in the Code).

“Timber-to-be-Cut” means timber-to-be-cut (as that term is defined in the Code).

“Trade Secrets” means, with respect to any Person, confidential information, proprietary information, trade secrets, and know-how, including, without limitation, processes, schematics, business methods, formulae, drawings, prototypes, models, designs, recipes, including (a) all income, license fees, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present and future misappropriations and other violations thereof, (b) the right to sue or otherwise recover for past, present and future misappropriations and other violations thereof, and (c) all of such Person’s rights corresponding thereto throughout the world.

“Trademark Security Agreement” means each Parity Lien Trademark Security Agreement executed and delivered by Assignor, or any of them, and Collateral Trustee, in substantially the form of Exhibit A.

“Trademarks” means, with respect to any Person, any and all trademarks, trade names, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, service marks, and other indicia of origin, including (a) all registrations, applications and renewals thereof, (b) all income, license fees, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present and future infringements, dilutions and other violations thereof and injury to the goodwill associated therewith, (c) the right to sue or otherwise recover for past, present and future infringements, dilutions and other violations thereof and injury to the goodwill associated therewith, (d) the goodwill of the business connected with the use of, and symbolized by, the foregoing, and (e) all of such Person’s rights corresponding thereto throughout the world.

“Trustee” has the meaning provided in the recitals to this Agreement.

“U.S. Bank” has the meaning provided in the first paragraph of this Agreement.

Article IX

MISCELLANEOUS

9.1     Notices. Except as otherwise specified herein, all notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered in accordance with Section 7.8 of the Collateral Trust Agreement or, with respect to any Additional Parity Lien Agent, at the address set forth in the applicable Additional Parity Lien Joinder Agreement.

9.2     Waiver; Amendment. Except as provided in Sections 9.8 and 9.12, none of the terms and conditions of this Agreement may be amended, modified, supplemented or waved in any manner whatsoever except in accordance with the requirements specified in Section 7.1 of the Collateral Trust Agreement.

9.3     Obligations Absolute. The obligations of each Assignor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Parity Lien Document; or (c) any amendment to or modification of any Parity Lien Document or any security for any of the Secured Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.

9.4      Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect, subject to release and/or termination as set forth in Section 9.8, until the Secured Obligations have been paid in full in accordance with the provisions of the Indenture and any Additional Parity Lien Agreement, (b) be binding upon each Assignor, its successors and assigns; provided that the Assignors may not assign this Agreement or any rights or duties hereunder without Secured Parties’ prior written consent and any prohibited assignment shall be absolutely void ab initio, and (c) inure, together with the rights and remedies of Collateral Trustee hereunder, to the benefit of Collateral Trustee, the other Secured Creditors and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Holder or any other holder of any Additional Parity Lien Obligations may, in accordance with the provisions of the Indenture or any Additional Parity Lien Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Indenture or any Additional Parity Lien Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise. All agreements, statements, representations and warranties made by each Assignor herein, in any other Parity Lien Document or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Parity Lien Documents regardless of any investigation made by the Secured Creditors or on their behalf.

9.5      Section Headings. The section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.6      GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a)     THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

(b)     All judicial proceedings brought against any party hereto arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Assignor, for itself and in connection with its properties, irrevocably:

(i)     accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(ii)     waives any defense of forum non conveniens;

(iii)    agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.8 of the Collateral Trust Agreement;

(iv)     agrees that service as provided in clause (iii) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(v)     agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

(c)     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER PARITY LIEN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER PARITY LIEN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.7      Assignors’ Duties. The powers conferred on Collateral Trustee hereunder are solely to protect Collateral Trustee’s interest in the Collateral, for the benefit of the Secured Creditors, and shall not impose any duty upon Collateral Trustee to exercise any such powers. Notwithstanding anything herein to the contrary, the Collateral Trustee shall have no obligation to take any action whatsoever absent written instructions from the Required Secured Creditors. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Collateral Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Collateral Trustee accords its own property.

9.8      Termination; Release.

(a)     Upon payment in full of the Secured Obligations in accordance with the provisions of the Indenture and any Additional Parity Lien Agreement, or otherwise in accordance with Section 10.04 of the Indenture or any substantially similar provision in any Additional Parity Lien Agreement, the Security Interest granted hereby shall terminate as provided under and in accordance with the terms of the Collateral Trust Agreement, and upon such termination all rights to the Collateral shall revert to Assignors or any other Person entitled thereto. At such time, Collateral Trustee will authorize the filing of appropriate termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture, any other Parity Lien Document, or any other instrument or document executed and delivered by any Assignor to Collateral Trustee nor any Additional Notes issued by the Issuer to any Holder, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Assignors, or any of them, by Collateral Trustee, nor any other act of the Secured Creditors, or any of them, shall release any Assignor from any obligation, except a release or discharge executed in writing by Collateral Trustee in accordance with the provisions of this Agreement and the Collateral Trust Agreement. Collateral Trustee shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Collateral Trustee and then only to the extent therein set forth. A waiver by Collateral Trustee of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Collateral Trustee would otherwise have had on any other occasion.

(b)     In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than an Assignor), in each case in connection with a sale or disposition permitted by the Note Documents and any Additional Parity Lien Agreement, and the proceeds of such sale, disposition (or from such release) or loss are applied in accordance with the terms of the Indenture or such other Note Documents or any Additional Parity Lien Agreement, as the case may be, to the extent required to be so applied, subject to the terms and provisions of the Collateral Trust Agreement, Collateral Trustee, at the request and expense of such Assignor and upon satisfaction of each of the applicable conditions precedent described in Article 4 of the Collateral Trust Agreement, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, or the subject of a total loss or constructive total loss as provided above and as may be in the possession of Collateral Trustee and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Assignor from the Note Guarantee in accordance with the provisions thereof, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement.

(c)     At any time that an Assignor desires that Collateral Trustee take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 9.8(a) or (b), such Assignor shall deliver to Collateral Trustee a certificate signed by an Authorized Officer of such Assignor satisfying the conditions of Section 4.1(b)(1) of the Collateral Trust Agreement and otherwise stating that the release of the respective Collateral is permitted pursuant to such Section 9.8(a) or (b).

(d)     Collateral Trustee shall have no liability whatsoever to any other Secured Creditor, any Assignor or any other Person as the result of any release of Collateral by it upon receipt of the officers’ certificate described in Section 9.8(c) hereof or which Collateral Trustee in good faith believes to be in accordance with this Section 9.8.

9.9      Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

9.10     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.11     Collateral Trustee and the other Secured Creditors.

(a)     Collateral Trustee shall be under no obligation or duty to take any action under, or with respect to, any Parity Lien Document if taking such action (i) would subject Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require Collateral Trustee to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject Collateral Trustee to in personam jurisdiction in any locations where it is not then so subject.

(b)     Collateral Trustee may deem and treat any Person identified by Trustee as a Holder under the Indenture for all purposes of the Note Documents and any Person identified by an Additional Priority Agent as the holder of any Additional Priority Lien Obligation for all purposes of the applicable Additional Priority Lien Agreement. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is a Secured Creditor shall be final and conclusive and binding on any subsequent transferee or assignee of such Secured Creditor.

(c)     Collateral Trustee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement for the benefit of the Secured Creditors. It is expressly understood and agreed that the obligations of Collateral Trustee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, the Collateral Trust Agreement and the other Parity Lien Documents. Collateral Trustee shall act hereunder on the terms and conditions set forth herein and in the Collateral Trust Agreement and the other Parity Lien Documents (including, without limitation, its rights, protections and immunities), the terms of which shall be deemed incorporated herein by reference as fully as if the same were set forth herein in their entirety; provided that if an Event of Default has occurred and is continuing, the Collateral Trustee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the Collateral Trust Agreement and the written instructions of the Required Secured Creditors.

9.12     Additional Assignors. It is understood and agreed that any Subsidiary of the Issuer that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Indenture, any other Note Document or any Additional Parity Lien Agreement, shall become an Assignor hereunder by (a) executing a Joinder Agreement, (b) delivering supplements to Schedules 1 through 8(C), inclusive, hereto as are necessary to cause such Schedules to be complete and accurate with respect to such additional Assignor on such date and (c) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case, with all documents required above to be delivered to Collateral Trustee and with all documents and actions required above to be taken to the reasonable satisfaction of Collateral Trustee. Such Subsidiary shall become an Assignor hereunder with the same force and effect as if originally named as an Assignor herein. The execution and delivery of any instrument adding an additional Assignor as a party to this Agreement shall not require the consent of any Assignor hereunder. The rights and obligations of each Assignor hereunder shall remain in full force and effect notwithstanding the addition of any new Assignor hereunder.

9.13     Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Collateral Trustee hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

9.14     Collateral Trustee. Each reference herein to any right granted to, benefit conferred upon or power exercisable by “Collateral Trustee” shall be a reference to Collateral Trustee, for the benefit of the Secured Creditors. If any Assignor fails to perform any agreement contained herein, Collateral Trustee may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Trustee incurred in connection therewith shall be payable, jointly and severally, by Assignors. Without limiting the generality of the foregoing, each of the rights, privileges and indemnities of the Collateral Trustee in Section 7.12 of the Collateral Trust Agreement are hereby incorporated by reference.

9.15     Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Creditor or any Assignor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

9.16     Merger, Amendments; Etc.. THIS AGREEMENT, TOGETHER WITH THE OTHER PARITY LIEN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Assignor herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Collateral Trustee and each Assignor to which such amendment applies.

9.17    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import in this Agreement, shall be construed to refer to this Agreement or such other Parity Lien Document, as the case may be, in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

9.18    Power of Attorney. Each Assignor hereby irrevocably designates, makes, constitutes and appoints Collateral Trustee (and all Persons designated by Collateral Trustee) as such Assignor’s true and lawful attorney (and agent-in-fact), with full authority in the place and stead of such Assignor and in the name of such Assignor or otherwise, at such time as an Event of Default has occurred and is continuing, but in each case subject to the terms of the Collateral Trust Agreement, to take any action and to execute any instrument which Collateral Trustee may reasonably deem necessary or advisable (but without any obligation to do so) to accomplish the purposes of this Agreement, including, without limitation:

(a)     receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral, Chattel Paper, freight bill, bill of lading or similar document relating to the Collateral (including, without limitation, any items of payment or proceeds relating to any Collateral) and shall deposit such item of payment into a concentration account and credit the amount thereof (in accordance with the provisions of the Indenture and any Additional Parity Lien Agreement);

(b)     sell or assign any Collateral, and settle any legal proceedings brought to collect any Collateral, in each case, upon such terms, for such amounts, and at such time or times as Collateral Trustee deems advisable, subject to the provisions of any Parity Document applicable thereto and to standards of commercial reasonableness;

(c)     receive and open all mail addressed to such Assignor and to notify postal authorities to change the address for the delivery of mail to such Assignor to that of Collateral Trustee;

(d)     prepare, file and sign such Assignor’s name to any notice of Lien, assignment, or satisfaction of Lien or similar document, which in each case is sent to Account Debtors of such Assignor or any of its Subsidiaries in connection with any portion of the Collateral;

(e)      to the extent permitted by such Assignor’s license agreements, use the information recorded on or contained in any data processing equipment, computer hardware and software relating to the accounts receivable, Inventory, Equipment and any other Collateral;

(f)     make and adjust claims under policies of casualty, property, boiler and machinery, business interruption insurance and other similar policies of insurance with respect to the Collateral (but excluding policies of liability or worker’s compensation insurance) involving amounts greater than $50,000;

(g)     to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Assignor;

(h)     to file any claims or take any action or institute any proceedings which Collateral Trustee may deem necessary or desirable for the collection of any of the Collateral of such Assignor or otherwise to enforce the rights of Collateral Trustee with respect to any of the Collateral;

(i)     to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Assignor in respect of any Account of such Assignor;

(j)     to use any Intellectual Property or Intellectual Property Contracts of such Assignor in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Assignor;

(k)     to execute any document which may be required by the United States Patent and Trademark Office, United States Copyright Office or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Intellectual Property of the Credit Parties, and record the same at the appropriate filing offices; and

(l)     to bring suit in its own name, on behalf of the Secured Creditors, to enforce the Intellectual Property and Intellectual Property Contracts (it being understood and agreed that if Collateral Trustee shall commence any such suit, the appropriate Assignor shall, at the request of Collateral Trustee, do any and all lawful acts and execute any and all proper documents reasonably required by Collateral Trustee in aid of such enforcement).

To the extent permitted by law, each Assignor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

9.19   Collateral Trust Agreement. REFERENCE IS MADE TO THE COLLATERAL TRUST AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL TRUSTEE, FOR THE BENEFIT OF THE SECURED CREDITORS, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL TRUSTEE AND THE OTHER SECURED CREDITORS HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE COLLATERAL TRUST AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE COLLATERAL TRUST AGREEMENT AND THE PROVISIONS OF THIS AGREEMENT OR THE OTHER PARITY LIEN DOCUMENTS, THE PROVISIONS OF THE COLLATERAL TRUST AGREEMENT, INCLUDING BUT NOT LIMITED TO SECTION 7.3(a) THEREOF, SHALL CONTROL.

9.20     Additional Parity Lien Obligations. On or after the Issue Date, the Issuer may from time to time designate additional obligations as Additional Parity Lien Obligations by delivering to the Collateral Trustee, the Trustee and each Additional Parity Lien Agent (if any) (a) an Officer’s Certificate (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Additional Parity Lien Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then extent Additional Parity Lien Agreement, and (iii) specifying the name and address of the Additional Parity Lien Agent for such obligations (if other than the Trustee); (b) except in the case of Additional Notes, a fully executed Additional Parity Lien Joinder Agreement (in the form attached as Exhibit E); (c) an Opinion of Counsel to the effect that the designation of such obligations as “Additional Parity Lien Obligations” does not violate the terms of the Indenture or any then extant Additional Parity Lien Agreement, subject to the qualifications specified therein; and (d) any documentation required by (and otherwise complying with the terms and conditions of) the Collateral Trust Agreement in order to become Parity Lien Obligations thereunder.

9.21     Incorporation by Reference.

(a)     In connection with its execution and acting hereunder, the Collateral Trustee is entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture.

(b)     By accepting the benefits of this Agreement and the other Security Documents, each Secured Creditor agrees that it is bound by the terms of the Collateral Trust Agreement applicable to such Secured Creditor.

9.22     Concerning the Collateral Trustee. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by U.S. Bank National Association, not in its individual capacity or personally but solely in its capacity as the Collateral Trustee, in the exercise of the powers and authority conferred and vested in it under the Indenture and the Collateral Trust Agreement. In entering into this Agreement, the Collateral Trustee shall be entitled to the benefit of every provision of the Indenture, the Collateral Trust Agreement and any Security Document relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to, the “Collateral Trustee” thereunder.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

NATHAN’S FAMOUS, INC., a Delaware corporation

By:	/s/Ronald G. DeVos
Name: Ronald G. DeVos
Title: Chief Financial Officer

NATHAN’S FAMOUS OPERATING CORP.
NATHAN’S FAMOUS SYSTEMS, INC.
NATHAN’S FAMOUS SERVICES, INC.
NATHAN’S FAMOUS OF TIMES SQUARE, INC.
NATHAN’S FAMOUS OF NEW JERSEY, INC.
NATHAN’S FAMOUS OF FARMINGDALE, INC.
NAMASIL REALTY CORP.
NATHAN’S FAMOUS OF LYNBROOK, INC.
NF TREACHERS CORP.
NATHAN’S FAMOUS OF CENTRAL PARK AVENUE, INC.
NATHAN’S FAMOUS SYSTEMS OF RUSSIA, INC.

By:	/s/Ronald G. DeVos
Name: Ronald G. DeVos
Title: Chief Financial Officer

PARITY LIEN TRADEMARK SECURITY AGREEMENT

Accepted and agreed to:

U.S. Bank National Association, as Collateral Trustee

By:	Joshua A. Hahn
Name: Joshua A. Hahn Title: Vice President

PARITY LIEN TRADEMARK SECURITY AGREEMENT